UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2011

(Date of Report)

February 7, 2011

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(a) On February 7, 2011, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of International Paper Company (the “Company”) approved an amendment to the Industrial Packaging Group Special Incentive Plan (the “Plan”). The Plan, effective as of January 1, 2009, is a two-year, cash-based incentive plan developed to reward key Industrial Packaging Group (“IPG”) employees (“Plan Participants”) for achieving a target level of earnings before interest, depreciation and amortization (“EBITDA”) following the Company’s acquisition of the containerboard, packaging and recycling businesses of Weyerhaeuser Company in August 2008. The Committee approved an amendment to the Plan on February 7, 2011, to limit Plan Participants to those below the level of Senior Vice President, and to modify the Plan’s performance metric, replacing IPG EBITDA with IPG cash flow. Based on IPG performance during the Plan period, the Committee then approved a final payout of 25% of each Plan Participant’s target award.

(b) On February 7, 2011, the Committee approved the eligible participants and the threshold performance objective under the Executive Management Incentive Plan (“Executive MIP”) as required by the Internal Revenue Code (the “Code”) to qualify the Company’s 2011 annual incentive awards as performance-based compensation under Code Section 162(m). This annual update is set forth in the 2011 Exhibits to the Executive MIP, which was approved by shareowners in 2009.

(c) On February 7, 2011, the Committee approved the Company’s 2011 Management Incentive Plan (“2011 MIP”), which is available to approximately 3,000 employees. Under the 2011 MIP, the award pool, if any, will be determined by assessing the Company’s financial performance against two (2) metrics: (i) absolute return on investment (“ROI”) and (ii) cash flow. The Committee decided to no longer use a third performance metric, relative ROI, which compares the Company’s ROI to its ROI peer group, in its annual incentive plan. The Committee also added a provision that enables it to exercise limited discretion to increase the award pool by no more than 25%, provided that the total award pool does not exceed the maximum amount permitted under the 2011 MIP.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2011, International Paper Company’s Board of Directors elected Ahmet C. Dorduncu, age 57, as a director, effective March 6, 2011. From 2005 until his retirement in 2010, Mr. Dorduncu served as Chief Executive Officer of Sabanci Holding. He also served from 2006 to 2010 as Chairman of the Board of an industrial packaging business joint venture between Sabanci Holding and International Paper. Sabanci Holding is the parent company of the Sabanci Group, a Turkish financial and industrial company. At its meeting in May 2011, the Board of Directors will assign Mr. Dorduncu to one or more committees of the Board.

Item 8.01	Other Events

On February 7, 2011, Maximo Pacheco, Senior Vice President, established a Rule 10b5-1 trading plan (the “Trading Plan”) to sell a portion of his holdings of Company common stock as part of a personal financial planning strategy for asset diversification and liquidity.

Mr. Pacheco’s Trading Plan provides for the sale of up to 40,000 shares of Company stock. Planned sales under his Trading Plan will commence no earlier than March 15, 2011, provided that the price of Company stock achieves specified levels. His Trading Plan terminates on March 15, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	2011 Management Incentive Plan.

Exhibit 10.2	2011 Exhibits to the 2009 Executive Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Maura Abeln Smith
	Name:	Maura Abeln Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 11, 2011

Exhibit Index

Exhibit 10.1	2011 Management Incentive Plan.

Exhibit 10.2	2011 Exhibits to the 2009 Executive Management Incentive Plan.